Exhibit 99.2
PRESS RELEASE
People’s United and LSB Corporation Agree to Merge
NORTH ANDOVER, MA — 07/15/10 — LSB Corporation (NASDAQ: LSBX), parent of RiverBank, and People’s United Financial, Inc. (NASDAQ: PBCT), parent of People’s United Bank, today announced that they have signed a definitive agreement for People’s United Financial, Inc. to acquire LSB Corporation in an all-cash transaction valued at approximately $96 million.
Under the terms of the transaction, approved by the board of directors of both companies, shareholders of LSB Corporation will be entitled to receive $21.00 in cash in exchange for each share of LSB Corporation common stock, representing approximately 153% of LSB Corporation’s tangible book value of $13.77 per share at March 31, 2010.
The merger will combine two banks with strong traditions of community support and customer service and will provide enhanced convenience for customers of both organizations. The combined organization will have more than 300 retail banking offices and 400 ATMs serving customers across New England.
Gerald T. Mulligan, President and CEO of LSB Corporation, stated, “The merger with People’s United will provide our customers with numerous added products and services that we have been unable to provide. These new services include wealth management, brokerage, retirement planning services, insurance services and expanded commercial loan capacity.” Upon closing, Mr. Mulligan will maintain an advisory role to People’s United Financial, Inc.
At March 31, 2010, People’s United Financial, Inc.’s consolidated assets were approximately $22 billion and LSB Corporation had assets of approximately $807 million. People’s United Bank recently acquired Butler Bank in Lowell, Massachusetts in an FDIC-assisted transaction. LSB Corporation has five banking offices in Andover, Lawrence, North Andover and Methuen Massachusetts and two banking offices in the New Hampshire communities of Salem and Derry.
The completion of the merger is subject to customary conditions, including the approval of the shareholders of LSB Corporation and the receipt of regulatory approvals. Completion of the merger is expected to occur in the fourth quarter of 2010.
Sandler O’Neill + Partners, L.P. acted as financial advisor to LSB Corporation and rendered a fairness opinion to the Board of Directors of LSB Corporation in conjunction with this transaction. Morgan Stanley acted as financial advisor to People’s United Financial, Inc. Nutter McClennen & Fish LLP served as legal counsel to LSB Corporation. Simpson Thacher & Bartlett LLP served as legal counsel to People’s United Financial, Inc.
About LSB Corporation
LSB Corporation is a Massachusetts corporation that conducts all of its operations through its sole subsidiary, RiverBank (the “Bank”). The Bank offers a range of commercial and consumer loan and deposit products and is headquartered at 30 Massachusetts Avenue, North Andover, Massachusetts, approximately 25 miles north of Boston. RiverBank operates five full-service banking offices in Massachusetts in Andover, Lawrence, Methuen (2) and North Andover and two full-service banking offices in New Hampshire in Derry and Salem.
About People’s United Financial, Inc.
People’s United Financial, Inc., a diversified financial services company with approximately $22 billion in assets, provides consumer and commercial banking services through its subsidiary, People’s United Bank, with over 300 branches in Connecticut, Vermont, New Hampshire, Massachusetts, Maine and New York. Through additional subsidiaries, People’s United Financial provides equipment financing, asset management, brokerage and financial advisory services, and insurance services.
Additional Information and Where to Find It
LSB Corporation plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement in connection with the transaction (the “Proxy Statement”). The Proxy Statement will contain important information about LSB Corporation, People’s, the transaction and related matters. EXISTING AND PROSPECTIVE LSB CORPORATION SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
LSB Corporation security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by LSB Corporation through the web site maintained by the SEC at www.sec.gov. In addition, documents filed by LSB Corporation with the SEC, including filings that will be incorporated by reference in the Proxy Statement, can be obtained, without charge, upon written request addressed to the Cynthia J. Milne, Secretary, LSB Corporation, 30 Massachusetts Avenue, North Andover, Massachusetts 01845.
LSB Corporation, People’s and their respective directors, executive officers and other members of management may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding LSB Corporation’s directors and executive officers is contained in LSB Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on March 15, 2010, and its proxy statement for its 2010 annual meeting, as filed with the SEC on March 15, 2010. Information about People’s directors, executive officers and other members of management is available from its 2009 Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on March 1, 2010, and its proxy statement for its 2010 annual meeting, as filed with the SEC on March 23, 2010. Additional information regarding the interests of those participants may be obtained by reading the Proxy Statement regarding the proposed transaction when it becomes available. EXISTING AND PROSPECTIVE SECURITY HOLDERS SHOULD READ THE PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING AN INVESTMENT DECISION WITH RESPECT TO LSB CORPORATION SECURITIES.
Forward-Looking Statements
This press release may contain forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act) that are subject to risks and uncertainties. Such forward-looking statements are expressions of management’s expectations as of the date of this report regarding future events or trends and which do not relate to historical matters. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause LSB Corporation’s actual results or performance to be materially different from the results and performance expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning LSB Corporation’s belief, expectations or intentions concerning LSB Corporation’s future performance and the likelihood that the acquisition of LSB Corporation by People’s United Financial, Inc. (the “Acquisition”) will in fact occur in a timely manner. These statements reflect LSB Corporation’s current views. They are based on numerous assumptions and are subject to numerous risks and uncertainties relating to the Acquisition, including obtaining all requisite regulatory approvals in a timely fashion, obtaining the timely approval of LSB Corporation’s shareholders, absence of a material adverse effect on LSB Corporation, satisfaction of all other conditions to the Acquisition and timely closing of the Acquisition by both parties.